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                                                                    EXHIBIT 10.7

                                   AGREEMENT

                                    BETWEEN

                         ORIENTAL FINANCIAL GROUP INC.

                                      AND

                             JOSE ENRIQUE FERNANDEZ

      AGREEMENT made as of the 4th day of April, 2005, by and between ORIENTAL FINANCIAL GROUP INC., a financial holding company which has its principal office in San Juan, Puerto Rico (hereinafter referred to as the "Company") and JOSE ENRIQUE FERNANDEZ (sometimes hereinafter referred to as the "Chairman").

                                   WITNESSETH:

      WHEREAS, Jose Enrique Fernandez has been the President, Chief Executive Officer and Chairman of the Company since October, 1988 and the retention of his services as non-executive Chairman of the Company's Board of Directors is of material importance to the preservation and enhancement of the value of the Company's business;

      WHEREAS, the Company and the Chairman wish to enter into this Agreement and intend that this Agreement shall become effective as of January 1, 2005;

      NOW THEREFORE, in consideration of the mutual covenants set forth, the Company and the Chairman do hereby agree as follows:

      1. TERM OF ENGAGEMENT

      1.1 The Company hereby retain the services of Mr. Jose Enrique Fernandez as Chairman of its Board of Directors and the Chairman hereby accepts said retention and agrees to render such

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services to the Company on the terms and conditions set forth in this Agreement for a term of three (3) years commencing on January 1st, 2005 (the "Effective Date") and terminating on December 31, 2007, unless further extended or sooner terminated in accordance with the terms and conditions hereinafter set forth.

      Not less than one hundred twenty (120) days in advance of the expiration of the term of this Agreement the parties will determine whether to extend the term and, if extended, under which terms and conditions.

      1.2 During the term of this Agreement, the Chairman shall devote his best efforts to performing such services for the Company as may be consistent with his title of non-executive Chairman of the Company's Board of Directors.

      1.3 The services of the Chairman to the Company shall be rendered principally in the Commonwealth of Puerto Rico, but he shall do such traveling on behalf of the Company as may be reasonably required by his duties.

      1.4 The Chairman shall continue to occupy his position as a Director of the Company and of the Bank. Furthermore, during the term of this Agreement or extension thereof and for any elections of Directors of the Company in which his term as Director will expire, the Board of Directors shall nominate and recommend to the stockholders the election of the Chairman as a Director and, if elected, the Board of Directors of the Company and of the Bank shall, respectively, name the Chairman to the position of Chairman of the Board of Directors of the Company and of the Bank.

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      2. COMPETITIVE ACTIVITIES:

      2.1 The Chairman agrees that during the term of this Agreement, except with the express written consent of the Company's Board of Directors, he will not, directly or indirectly, engage or participate in, become a director of, or render advisory or other services for, or in connection with, or become interested in, or make financial investment in any firm, corporation, business entity or business enterprise competitive with or to any business of the Company; provided, however, that the Chairman shall not thereby be precluded or prohibited from owning passive investments including investments in the securities of other financial institutions, so long as such ownership does not require him to devote substantial time to the management or control of the business or activities in which he has invested. The above notwithstanding, it is specifically agreed by the parties hereto that the Chairman's investment and active involvement in an international banking entity known as "Omega Overseas Investment Corporation" shall be exempt from the provisions of this Section 2.

      2.2 The Chairman agrees and acknowledges that during the time that this Agreement is in effect, he will maintain an intimate knowledge of the activities and affairs of the Company including trade secrets and other confidential matters. As a result, and also because of the special, unique, and extraordinary services that the Chairman is capable of performing for the Company or one of its competitors, the Chairman recognises that the services to be rendered by him hereunder are of a character giving them a peculiar value, the loss of which cannot be adequately or reasonably compensated for by damages. Therefore, if during the time he is rendering services to the Company, the Chairman renders services to a

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competitor of the Company other than as authorized pursuant to Section 2.1 hereof, the Company shall be entitled to immediate injunctive or other equitable relief to restrain the Chairman from rendering his services to the competitor of the Company, in addition to any other remedies to which the Company may be entitled under law; provided, however, that the right to such injunctive or other equitable relief shall not survive the termination of this Agreement.

      3. COMPENSATION AND REIMBURSEMENT OF EXPENSES:

      3.1 COMPENSATION. The Company will compensate and pay for the Chairman's services an annual base fee of $300,000 for the first year of the term of this Agreement; $225,000 for the second year of the term of this Agreement; and $150,000 for the third year of the term of this Agreement. The Chairman's annual base fee for any extension of the term of this agreement shall be mutually agreed by the Company and the Chairman.

      3.2 BONUS. The Chairman shall be paid an annual cash bonus of $200,000 for each of the first and second year of the term of this Agreement and of $150,000 for the third year. The annual cash bonus shall be paid to the Chairman not later than January 15, 2006, 2007 and 2008, respectively.

      3.3 CAR ALLOWANCE. The Company shall provide the Chairman a car allowance in the sum of thirty thousand dollars ($30,000) for the first year of the term of this Agreement and of twenty four thousand dollars ($24,000) for the second and third year of the term of this Agreement. From such allowance the Chairman shall pay all his car related expenses, such as car lease payment

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insurance, repairs, maintenance, gasoline, chauffeur, and related equipment such as a car installed cellular phone.

      3.4 MEMBERSHIPS. During the term of this Agreement and any extension thereof, the Company shall provide and maintain at its expense membership in such social and business clubs which in the judgement of the Chairman are reasonably appropriate to the performance of his duties pursuant to this Agreement. Such membership shall be maintained in the name of the Chairman and he shall be reimbursed for all reasonable expenses and charges incurred by him at such clubs in performing his company-related duties hereunder.

      3.5 REIMBURSEMENT OF EXPENSES. Not less frequently than monthly, the Company shall pay for or reimburse the Chairman for all reasonable travel and other expenses incurred by the Chairman in the performance of his duties under this Agreement, including, without limiting the generality of the foregoing, the allowance and reimbursable expenses provided for in Section 3.3 and 3.4 herein above.

      3.6 OFFICE. The Company shall furnish the Chairman with private office facilities to be known as the "Office of the Chairman", and provide all necessary secretarial services and such other assistance and accommodations as shall be suitable to the character of the Chairman's position and adequate for the performance of his duties hereunder.

      3.7 LIFE INSURANCE. The Company shall provide a ten (10) year term life insurance policy in the sum of two million dollars ($2,000,000) covering the life of the Chairman and having as its beneficiary the Estate of Jose Enrique Fernandez or any other

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person or entity which the Chairman may designate from time to time. All premiums and costs associated with such term life insurance policy shall be for the account of the Company.

      3.8 VACATION. The Chairman shall be entitled to forty-five (45) days of paid vacation each year during the term of this agreement.

      4. DISABILITY

      4.1 If the Chairman shall become disabled or incapacitated to the extent that he is unable to perform his duties hereunder, and so long as such disability continues, the Chairman shall continue to receive his full compensation for a period not to exceed the remaining term of this Agreement.

      4.2 There shall be deducted from the amounts paid to the Chairman hereunder during any period of disability or incapacitation, as described in
Section 4.1 hereof, any amounts actually paid to the Chairman pursuant to any disability insurance or other similar such programs which the Company has instituted or may institute on behalf of its employees for the purpose of providing compensation in the event of disability.

      5. ADDITIONAL COMPENSATION AND BENEFITS

      5.1 During the term of this Agreement, the Chairman will be entitled to participate and receive the benefits and privileges given to employees and executives of the Company or its subsidiaries and affiliates which may now exist or come into existence hereinafter, to the extent commensurate with his then duties and responsibilities, as fixed by the Company's Board of Directors or its Compensation Committee, and, to the extent that the Chairman is otherwise eligible and qualifies, to so

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participate in, and receive such benefits or privileges. Furthermore, as additional consideration for the Chairman entering into this Agreement, the Company agrees that during the Chairman's lifetime, the Chairman and his spouse will be covered by all health, hospitalization and disability insurance and benefits which may be in effect from time to time for the benefit of Company employees and executives. The Company shall pay for all of the cost of providing such insurance and benefits to the Chairman and his spouse during the Chairman's lifetime. The Company shall not make any changes in such plans, benefits or privileges which would adversely affect the Chairman's rights or benefits thereunder, unless such change or changes are made pursuant to a program applicable to all executives of the Company and does not result in a proportionately greater adverse change in the rights of or benefits to the Chairman as compared to any executive officer of the Company. Nothing paid to the Chairman under any plan or arrangement presently in effect or made available in the future shall be deemed in lieu of the base fee or bonus payable to the Chairman pursuant to Sections 3.1 and 3.2 hereof.

      6. TERMINATION

      6.1 The Board of Directors shall have the right, at any time upon prior written Notice of Termination satisfying the requirements of Section 6.8(b) hereof, to terminate this Agreement, including termination for just cause. For the purpose of this Agreement, "termination for just cause" shall mean termination for the willful and continued failure of the Chairman to perform his duties under this Agreement or the willful engaging by the Chairman in illegal conduct or gross misconduct materially injurious to the Company, as determined by a court of competent jurisdiction or a federal or state

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regulatory agency having jurisdiction over the Company. For purposes of this paragraph, no act, or failure to act, on the Chairman's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company; provided that any act or omission to act on the Chairman's behalf in reliance upon an opinion of counsel to the Company or counsel to the Chairman shall not be deemed to be willful.

      6.2 In the event this Agreement is terminated for just cause pursuant to
Section 6.1 hereof, the Chairman shall have no right to compensation or other benefits for any period after such date of termination. If the Chairman is terminated by the Company other than for just cause pursuant to Section 6.1 hereof and other than in connection with a change of control of the Company, as defined in the Compensation Agreement, the Chairman's right to compensation and other benefits under this Agreement shall be as set forth in Sections 6.8(c) and
(d) hereof.

      6.3 The Chairman shall have the right, upon prior written Notice of Termination of not less than thirty (30)days satisfying the requirements of
Section 6.8(b) hereof, to terminate this Agreement. In such event, the Chairman shall have the right as of the date of termination to receive all accrued compensation and other benefits provided for in this Agreement. Provided, however, that if the Chairman terminates this Agreement for "good reason" pursuant to Section 6.8 (a) hereof he shall be entitled to receive the severance payment provided for in Section 6.8 (c) hereof. If the Chairman provides a Notice of Termination for good reason the date of Termination shall be the date on which a Notice of Termination is given.

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      6.4 If the Chairman is suspended from office and/or temporarily prohibited from participating in the conduct of the Company's affairs pursuant to a notice served under the Federal Deposit Insurance Act ("FDIA") or under the Federal Reserve Act ("FRA"), the Company's obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Company shall: (i) pay the Chairman all the compensation withheld while contract obligations were suspended, and,
(ii) reinstate (in whole or in part) any of its obligations which were suspended.

      6.5 If the Chairman is removed from office and/or permanently prohibited from participating in the conduct of the Company's affairs by an order issued under the FDIA or the FRA, all obligations of the Company under this Agreement shall terminate, as of the effective date of the order, but the rights of the Chairman to compensation earned as of the date of termination shall not be affected.

      6.6 If the Company is in default, as defined to mean an adjudication or other official determination of a court of competent jurisdiction or other public authority pursuant to which a conservator, receiver or other legal custodian is appointed for the Company for the purpose of liquidation, all obligations under this Agreement shall terminate as of the date of default, but the rights of the Chairman to compensation and benefits accrued as of the date of termination shall not be affected.

      6.7 In the event that this Agreement is terminated in a manner which violates the provisions of Section 6.1, as

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determined by a court of competent jurisdiction, the Chairman shall be entitled to reimbursement for all reasonable costs, including attorneys' fees in challenging such termination. Such reimbursement shall be in addition to all rights to which the Chairman is otherwise entitled under this Agreement.

      6.8 (a) The Chairman may terminate this Agreement for good reason. For purposes of this Agreement, "good reason" shall mean (i) a failure by the Company to comply with any material provision of this Agreement, which failure has not been cured within ten (10) days after a notice of such noncompliance has been given by the Chairman to the Company, or (ii) any purported termination of this Agreement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (b) hereof (and for purposes of this Agreement no such purported termination shall be effective).

            (b) Any termination of the Chairman's employment by the Company or by the Chairman shall be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which shall (i) indicate the specific termination provision in the Agreement relied upon; (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of this Agreement under the provision so indicated; (iii) specify a date of termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given except in the case of the Company's termination of this Agreement for Just cause pursuant to Section 6.1 hereof, in which case the Notice of Termination may specify a date of termination as of the date such

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Notice of Termination is given; and (iv) be given in the manner specified in
Section, 9.1 hereof.

            (c) In the event that: (i) the Chairman shall terminate this Agreement for good reason as defined in subparts (i) or (ii) of Section 6.8 (a) hereof, or (ii) if this Agreement is terminated by the Company for other than just cause pursuant to Section 6.1 hereof and other than in connection with a change in control of the Company, as defined in the Compensation Agreement, then in lieu of any further fee payments to the Chairman for periods subsequent to the date of termination, the Company shall pay as a termination payment to the Chairman an amount equal to the product of (A) the aggregate annual compensation paid to or payable by the Company and any of its subsidiaries to the Chairman, which amount shall include the Chairman's base fee, bonus (equal to the highest cash bonus paid to the Chairman in any of the two fiscal years prior to the date of termination of this Agreement, car allowance and the value of any other benefits provided to the Chairman, during the year in which the termination of this Agreement occurs, multiplied by (B) 2.00, such payment to be made in a lump sum on or before the fifth day following the date of termination.

            (d) Unless this Agreement is terminated for just cause pursuant to
Section 6.1 hereof or pursuant to Section 6.5 hereof, the Company shall maintain in full force and effect, for the continued benefit of the Chairman for the balance of the term of this Agreement (as such term may have been extended or provided herein), all benefit plans and programs in which the Chairman was entitled to participate immediately prior to the date of termination, provided that the Chairman's continued participation

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is possible under the general terms and provisions of such plans and programs.

            (e) The Chairman shall not be required to mitigate the amount of any payment provided for in paragraphs (c) and (d) of this Section 6.8 by seeking other sources of income or otherwise.

      7. INDEMNIFICATION

      7.1 The Company shall indemnify the Chairman, to the fullest extent authorized by applicable federal and Commonwealth of Puerto Rico laws and regulations, with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) that the Chairman is a party or is threatened to made a party by reason of the fact that he was the President and Chief Executive Officer of the Company or that he is or was a Director and Chairman of the Company's Board of Directors, or is or was serving at the written request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against costs and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a matter he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided that the Company shall not be liable for any amounts which may be due to the Chairman in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by the Chairman seeking indemnification

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hereunder without its prior written consent. The provisions of this Section 7.1 shall survive the termination of this Agreement.

      8. SUCCESSORS OF THE PARTIES

      8.1 This Agreement shall inure to the benefit of and be binding upon the Chairman, and, to the extent applicable, his assigns, executors, and personal representatives and the Company, its successors, and assigns, including, without limitation, any person, partnership, or corporation which may acquire all or substantially all of the Company's assets and business, or with or into which the Company may be consolidated or merged, and this provision shall apply in the event of any subsequent merger, consolidation, or transfer.

      8.2 This Agreement is personal to each of the parties hereto and neither party may assign or delegate any of his or its rights or obligations hereunder without first obtaining the written consent of the other party.

      9. NOTICES

      9.1 All notices required by this Agreement to be given by one party to the other shall be in writing and shall be deemed to have been delivered either:

      (a) When personally delivered to the office of the Secretary of the Company at his regular corporate office, or the Chairman in person; or

      (b) Five days after depositing such notice in the United States mails, certified mail with return receipt requested and postage prepaid to:

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            (i)   Jose E. Fernandez
                  1717 Lila Street
                  San Francisco
                  San Juan, Puerto Rico 00927

            (ii)  Oriental Financial Group Inc.
                  P.O. Box 195115
                  San Juan, Puerto Rico 00919-5115

or such other address as either party may designate to the other by notice in writing in accordance with the terms hereof.

      10. AMENDMENTS OR ADDITIONS

      10.1 No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties. The prior approval by a two-thirds affirmative vote of the full Board of Directors of the Company shall be required in order for the Company to authorize any amendments or additions to this Agreement, to give any consent or waivers of provisions of this Agreement, or to take any other action under this Agreement including any termination of this Agreement with or without just cause under Section 6.1 hereof,

      11. MISCELLANEOUS

      11.1 No course of conduct between the Company and Chairman to exercise any right or power given under this Agreement shall: (i) impair the subsequent exercise of any right or power, or (ii) be construed to be a waiver of any default or any acquiescence in or consent to the curing of any default while any other default shall continue to exist, or be construed to be a waiver of such continuing default or of any other right or power that shall theretofore have arisen; and, every power and remedy granted by law and by this Agreement to any party hereto may be exercised from time to time, and as often as may be deemed expedient. All

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such rights and powers shall be cumulative to the fullest extent permitted by law.

      11.2 The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

      11.3 This Agreement shall be governed in all respects and be interpreted by and under the laws of the Commonwealth of Puerto Rico, except to the extent that such law may be preempted by applicable Federal law, including regulations, opinions or orders duly issued by the FDIC and the ("Federal Law"), in which event this Agreement shall be governed and be interpreted by and under Federal Law. Venue for the litigation of any and all matters arising under or in connection with this Agreement shall be laid in the United States District Court for the District of Puerto Rico, at San Juan, in the case of federal jurisdiction, and in the Superior Court of the Commonwealth of Puerto Rico in San Juan, in the case of state court jurisdiction.

      11.4 Notwithstanding anything to the contrary herein contained, the payment or obligation to pay any monies or granting of any rights or privileges to the Chairman as provided in this Agreement shall not be in lieu or derogation of the rights and privileges that the Chairman now has under any plan or benefit presently outstanding.

      11.5 As used herein the term "Company" shall include all of the Companys subsidiaries and affiliates.

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      At San Juan, Puerto Rico as of this 4th day of April, 2005, ORIENTAL

                                              FINANCIAL GROUP INC.

By: /s/ Jose Enrique Fernandez               By:  /s/  Julian Inclin
    ---------------------------                   ---------------------------
JOSE ENRIQUE FERNANDEZ                              Julian Inclin
      Chairman                                         Director

                                              _________________________________
                                                  Maricarmen Aponte
                                                      Director

                                              /s/ Alberto Richa
                                              ---------------------------
                                                 Alberto Richa
                                                     Director

                                              /s/ Emilio Rodriguez, Jr.
                                              ------------------------
                                              Emilio Rodriguez,
                                                 Jr. Director